Exhibit T3A.29.8

FEDERAL IDENTIFICATION
NO. 04-2547678
The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE BOSTON, MASS. 02108
ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72
     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Rene A. Lefebvre	, Senior ~~President~~/Vice President, and
	Cyril Hochberg	, Clerk/~~Assistant Clerk~~ of
EATON FINANCIAL CORPORATION
(Name of Corporation)
located at The Beaumont Building, 27 Hollis Street, Framingham, MA 01701, do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at the Annual Meeting of Stockholders held ~~x~~/~~meeting~~ on August 11, 1987, by vote of
2,650,151 shares of common stock out of 3,874,391 shares outstanding.
(Class of Stock)
                    ~~shares of                     out of                     shares outstanding, and~~
(Class of Stock)
                    ~~shares of                      out of                     shares outstanding.~~
(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being at least ~~a majority of each class outstanding and entitled to vote thereon:~~-[1] two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:-[2]

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.

[2]	For amendments adopted pursuant to Chapter 156B, Section 71.
Note: if the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 × 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:
The total presently authorized is:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

CHANGE the total to:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

VOTED:	To amend Article 6 of the Company’s Articles of Organization by adding a new provision to Article 6 to read in its entirety as follows:

Article 6, Paragraph (6). Limitation of Liability of Directors. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law this provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit.
(continued on next page)

Article 6, Paragraph (6)
Continuation
This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision became effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.
(End of Article 6, Paragraph (6))
     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PREJURY, we have hereto signed our name this 21st day of August, in the year 1987.

/s/ Rene A. Lefebvre Rene A. Lefebvre	Senior ~~President~~/Vice President

/s/ Cyril Hochberg Cyril Hochberg	Clerk/~~Assistant Clerk~~